UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2019

PINEAPPLE EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-55896	47-5185484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10351 Santa Monica Blvd., Suite 420

Los Angeles, California 90025

(Address of principal executive offices) (Zip Code)

877-310-7675

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Shawn Credle

On February 5, 2019 (the “Effective Date”), Pineapple Express, Inc. (“Company”) appointed Shawn Credle to succeed Matthew Feinstein as the Chief Executive Officer of the Company. In connection with Mr. Credle’s appointment, Matthew Feinstein resigned as Chief Executive Officer, President and Secretary of the Company effective as of the Effective Date. Mr. Feinstein will remain the interim Chief Financial Officer and the Principal Accounting Officer of the Company, and effective as of the Effective Date, shall serve as the Vice President of Sales of the Company’s Hemp CBD Division. Mr. Feinstein will work with Mr. Credle to ensure a seamless transition.

Mr. Credle, age 38, is an experienced manager and leader with strong attention to detail and extensive education. The Company believes Mr. Credle will effectively disseminate the Company’s culture and purpose for its business model as well as bring forth and articulate the vision of the Company to all employees, clients, and the public. Since December 2018, Mr. Credle has been serving as the Chief Executive Officer of Pineapple Ventures, Inc. (“Pineapple Ventures”), a licensee of certain intellectual property of the Company pursuant to a License Agreement, dated September 20, 2018 (the “License Agreement”). From November 2012 until January 2019, Mr. Credle served as the owner/operator and a Master Certified Personal Trainer/Nutrition Specialist of Semper Fi Fitness, LLC. From July 2006 until July 2007, Mr. Credle worked as a Senior Compliance/Quality Analyst for a global surgical medical device company, as well from April 2008 until December 2012 overseeing regulatory activities for all the company’s entities in the southeast regional states. In 1999, Mr. Credle enlisted in the United States Marine Corps. While in the Marines, Mr. Credle was involved in the combat readiness of “Operation Enduring Freedom,” a military operation aimed to respond to the events of September 11, 2001. Mr. Credle was later honorably discharged from the United States Marine Corps in 2003. Since 2014, Mr. Credle has also taught in college university courses on leadership and entrepreneurship at the senior bachelor level. Mr. Credle received a B.A. in Business Management and a B.A. in Management Information Systems (M.I.S.) from Albertus Magnus College, both with honors. He received his Master’s Degree (MBA) in Business Management (with honors), a Master’s Degree in Business Intelligence/Analytics, and a Master’s Degree in Information Privacy/Cybersecurity from Barry University and Nova Southeastern University, respectively.

No compensation agreement or arrangement has been entered into with Mr. Credle in connection with his appointment. The board of directors of the Company (the “Board”) may enter into a compensation agreement or arrangement with Mr. Credle, and/or award such other cash and/or equity incentive compensation to Mr. Credle, in the future as it determines to be appropriate for the services that Mr. Credle is providing to the Company.

Pursuant to the License Agreement, Pineapple Ventures maintains the exclusive rights to use of the Company’s trademarks “Pineapple Express” and “THC”, among other things, in consideration for (i) a one-time fee of $150,000 and, thereafter (iii) payments equal to the greater of 10% of the Company’’ net income or 5% of gross revenues. Other than as set forth herein, there is no arrangement or understanding between Mr. Credle and any other persons pursuant to which Mr. Credle was appointed as the Chief Executive Officer. There are no family relationships between Mr. Credle and any of the Company’s officers or directors. Other than as described herein, there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Credle has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Appointment of Joshua Eisenberg

On the Effective Date, the Company also appointed Joshua Eisenberg as the Chief Operating Officer of the Company. Mr. Eisenberg, age 31, is a skilled executive with extensive financial and operational experience in building, managing and scaling cannabis-related businesses. Mr. Eisenberg has displayed superior leadership and management ability and his managerial and marketing experience with the dynamic delivery cannabis model gives him unparalleled experience as well as insight into the needs of all demographic segments. In September 2018, Mr. Eisenberg joined Pineapple Ventures as its Chief Operating Officer to continue his vision of building a successful cannabis retail service. From July 2011 until September 2018, Mr. Eisenberg served as the founder and President of On Deck Cooperative, Inc., a medical marijuana retail distributor in the city of Santa Clarita, California. From August 2011 until December 2018, Mr. Eisenberg founded and built a successful cannabis retail business located in the California area. From November 2010 until May 2011, Mr. Eisenberg worked as a social media strategist for IntoMobile, a leading phone news website. Mr. Eisenberg holds a B.S. from the Wharton School, University of Pennsylvania

No compensation agreement or arrangement has been entered into with Mr. Eisenberg in connection with his appointment. The board of directors of the Company (the “Board”) may enter into a compensation agreement or arrangement with Mr. Eisenberg, and/or award such other cash and/or equity incentive compensation to Mr. Eisenberg, in the future as it determines to be appropriate for the services that Mr. Eisenberg is providing to the Company.

Other than as set forth above, there is no arrangement or understanding between Mr. Eisenberg and any other persons pursuant to which Mr. Eisenberg was appointed to his position. There are no family relationships between Mr. Eisenberg and any of the Company’s officers or directors. Other than as described herein, there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Eisenberg has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On February 5, 2019, the Company issued a press release announcing the resignation of Mr. Feinstein as Chief Executive Officer, President and Secretary of the Company, the appointment of Mr. Credle as the Chief Executive Officer of the Company and the appointment of Mr. Eisenberg as Chief Operating Officer of the Company. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit

99.1*	Press release, dated February 5, 2019.

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINEAPPLE EXPRESS, INC.

	By:	/s/ Shawn Credle
	Name:	Shawn Credle
Dated: February 11, 2019	Title:	Chief Executive Officer